Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 8, 2013, between VistaGen Therapeutics, Inc.  (the “Company”), and Autilion AG (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Closing” means a closing of the purchase and sale of the Shares pursuant to Section 2.1.

 “Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Disclosure Law Group, with offices located at 501 W. Broadway, Suite 800, San Diego, California 92101 USA.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in which the Company has knowledge.

“Registration Statement” means a registration statement meeting the requirements set forth in Section 4.1, covering the resale of the Shares by the Purchaser.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for Shares purchased hereunder as specified in this Agreement, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC BB, or any quotation service maintained by the OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Voting Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Registrar and Transfer Company, the current transfer agent of the Company, with a mailing address of 10 Commerce Drive, Cranford, New Jersey 07016 USA, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.  Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, Seventy Two Million (72,000,000) Shares of Common Stock of the Company for Thirty Six Million U.S. Dollars ($36,000,000), or $0.50 per Share, in one tranche or a series of tranches (each, a “Closing” and the date of each such Closing, an “Investment Date”), on or before April 30, 2013.  On each Investment Date, the Company and the Purchaser shall deliver the items set forth in Section 2.3 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Section 2.3, each Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2 Method of Funding.  Purchaser shall purchase the Shares, and pay the applicable Subscription Amount, by wire transfer of immediately available funds to the Company using the wire instructions attached hereto as Exhibit C.

2.3 Closing Conditions.

(a)           The obligations of the Company hereunder in connection with each Closing are subject to the following conditions, which conditions may be waived by the Company in its sole discretion:

(i) the accuracy, in all material respects, of the representations and warranties of the Purchaser; and

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the applicable Investment Date shall have been performed.

(b) The obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions:

(i) the accuracy in all material respects when made of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at the applicable Investment Date shall have been performed;

(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(iv) trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or California state authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares;

 (v)           no default or event of default shall have occurred under and as defined in any of the Transaction Documents;

(vi)           Investor shall have received a certificate executed by an officer of the Company and dated as of such Investment Date, which certificate ratifies and confirms the representations and warranties of the Company contained herein; and

(vii)           Investor shall have received a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable.

(b) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to the Exchange Act, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(g) Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Shares contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights.  Other than the Purchaser acting under Section 4.1 herein, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v) Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w) Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.   The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Purchaser makes no or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y) No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.2 Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company, as of the date hereof:

(a) Organization; Authority.  The Purchaser is an entity duly organized and formed, validly existing and in good standing under the laws of Switzerland.  The Purchaser has full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.  The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, and on each Investment Date on which it purchases Shares, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.

(g) Compliance with Foreign Laws.  The Purchaser has satisfied itself as to the full observance of the laws of Switzerland or any other applicable jurisdiction in connection with any invitation to subscribe for the Shares or any use of, compliance with, or observance of any term or condition set forth in the Transaction Documents.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the jurisdiction of its incorporation or any other jurisdiction applicable to Purchaser.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
REGISTRATION  RIGHTS

4.1 Demand Registration. If the Company shall receive from Purchaser, at any time, a written request that the Company effect any registration with respect to all, but not less than all, of the Shares, the Company shall, as soon as practicable, use its best efforts to file a Registration Statement with the Commission covering the Shares, and to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of the Shares as are specified in such request. The Registration Statement filed pursuant to the request of the Purchaser may include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

4.2 Expense of Registration. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Section 4.1 hereof, shall be borne by the Company; provided, however, that the Purchaser shall bear the registration expenses for any registration proceeding begun pursuant to Section 4.1 and subsequently withdrawn by the Purchaser. All selling expenses relating to securities registered pursuant to Section 4.1 hereof shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

ARTICLE V.
OTHER AGREEMENTS OF THE PARTIES

5.1 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 5.1, of a legend on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including, if the Shares are subject to registration pursuant to Section 4.1 herein, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act.

(c) The Purchaser agrees with the Company that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 5.1 is predicated upon the Company’s reliance upon this understanding.

5.2 Furnishing of Information; Public Information.  For so long as the Purchaser owns at least fifty percent (50%) of the Shares required to be purchased under the terms of this Agreement, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

5.3 Securities Laws Disclosure; Publicity. The Company shall issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by Section 4.1, and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

5.4 Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.5 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds for the redemption of any Common Stock or Common Stock Equivalents, or for the settlement of any outstanding litigation.

5.6 Indemnification of the Purchaser.   Subject to the provisions of this Section 5.6, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.

5.7 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement .

5.8   Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to an initial press release  as described in Section 5.3.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 5.3, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

5.9       Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

5.10 Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Shares will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

5.11 Board Representation.  Upon each Closing, the Company’s Board of Directors shall consist of at least four members.  At such time as the Purchaser shall have purchased all Shares required to be purchased under the terms of this Agreement, the Purchaser shall have the right to appoint one (1) director (the “Purchaser Designee”), subject to approval by the Company’s Board of Directors, which approval shall not be unreasonably withheld. The Company shall use its best efforts to ensure that the Purchaser Designee continues to be elected to the Board of Directors for so long as the Purchaser beneficially owns at least fifty percent (50%) of the Company’s outstanding Common Stock.Voting Agreement.  On the date hereof, the Company and Purchaser shall enter into a Voting Agreement, substantially in the form attached hereto as Exhibit B, which Voting Agreement shall require the Purchaser to vote all Shares registered in its name or beneficially owned by it and any and all other securities of the Company legally or beneficially acquired by Purchaser, for, among other matters set forth in the Voting Agreement, the nominees for election to the Board of Directors, as recommended by a majority of the Board of Directors then serving as members of the Board of Directors.

5.12 Extraordinary Transactions.  In the event that a Change in Control of the Company, as defined in Section 1.7 of the Voting Agreement, or a material or extraordinary transaction outside of the ordinary course of the Company’s business (together, an “Extraordinary Transaction”), is proposed, such Extraordinary Transaction shall require the approval of the Purchaser Designee, acting as a fiduciary for all shareholders, in addition to Purchaser.

5.13 Right to Participate in Future Financings.  Subject to applicable securities laws, so long as Purchaser beneficially owns at least fifty percent (50%) of the Shares required to be purchased under the terms of this Agreement, the Purchaser shall have a pro rata right, but not an obligation, based on its percentage equity ownership of Common Stock (calculated on a fully diluted basis assuming full conversion and exercise of all outstanding options and other outstanding exercisable and convertible securities), to participate in subsequent issuances of Common Stock or other voting securities of the Company, other than: (i) the issuance Common Stock or Common Stock Equivalents to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iii) the issuance of securities that, with unanimous written approval of the Board, are offered to any existing shareholder of the Company; (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; and (v) the issuance of securities to lenders, creditors, lessors or similar financing entities or strategic partners with the approval of the Board of Directors. Any shares of Common Stock or other voting securities not subscribed for by Purchaser may be reallocated pro rata among the other eligible investors.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

6.2 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature page attached hereto at or prior to 5:30 p.m. PST on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. PST on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).  The Purchaser may not assign any or all of its rights under this Agreement to any Person other than an Affiliate of Purchaser, without the prior written consent of the Company.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.6 and this Section 6.7.

6.8 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 5.6, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.9 Survival.  The representations and warranties contained herein shall survive the Initial Closing and each subsequent Closing and the delivery of the Shares.

6.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12 Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

6.13 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.16 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Page Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VISTAGEN THERAPEUTICS, INC.	Address for Notice: 384 Oyster Point Blvd., No. 8 South San Francisco, CA 94080
By: /s/ Shawn K. Singh	Fax: (650) 244-9979
Name: Shawn K. Singh, JD Title: Chief Executive Officer
AUTILION AG	Address for Notice:
By: /s/ Hillard Herzog	Fax:
Name: Hillard Herzog Title: President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULES TO SECURITIES PURCHASE AGREEMENT

Schedule 3.1(a)– Subsidiaries

•	VistaGen Therapeutics, Inc., a California corporation (“VistaGen California”): 100% owned by the Company
•	Artemis Neuroscience, Inc., a Maryland corporation (“Artemis”): 100% owned by VistaGen California
•	VistaStem Canada Inc., an Ontario (Canada) corporation: 100% owned by VistaGen California

Schedule 3.1(d)– No Conflicts; Schedule 3.1(e)– Filings, Consents and Approvals

In October 2012, the Company entered into a Note Exchange and Purchase Agreement (“Platinum Agreement”) with Platinum Long Term Growth VII, LLC (“Platinum”) pursuant to which Platinum agreed to purchase from the Company senior secured convertible promissory notes in the aggregate principal amount of approximately $3.27 million (the “Platinum Notes”).

The transactions contemplated by this Agreement constitute a Major Transaction under the terms of the Platinum Agreement. As such, the Company is required to give Platinum written notice of the Major Transaction, at which time Platinum may require pre-payment of the Notes contemporaneously with the execution of this Agreement. Platinum has informed the Company that it intends to waive this requirement and convert the Platinum Notes into equity securities of the Company contemporaneously with the execution of this Agreement.

Schedule 3.1(g)– Capitalization

Since its most recently filed periodic report under the Exchange Act, its Quarterly Report on Form 10-Q filed on February 14, 2013, and through March 29, 2013, Since its most recently filed periodic report under the Exchange Act, its Quarterly Report on Form 10-Q filed on February 14, 2013, and through March 29, 2013, the Company has issued 675,074 shares of Common Stock and warrants to purchase 337,537 shares of Common Stock, pursuant to that certain Private Offering Memorandum of Terms (the “Unit Offering”), as approved by the Company’s Board of Directors on August 28, 2012.

The authorized capitalization of the Company as of March 3, 2013 is as follows:

Authorized Common Stock:                   200,000,000 shares;
Authorized Preferred Stock:                   10,000,000 shares; and
Authorized Series A Preferred Stock:   500,000 shares

Capitalization Table as of March 29, 2013

Common Stock

Management, Board of Directors, and Scientific Advisory Board		1,737,932	8.4%

Institutions		8,883,654	42.8%

Individual Investors and Employees		10,145,275	48.9%

Total Common Stock	(1)	20,766,861	100.0%

Series A Preferred Stock
Platinum Long Term Growth Fund	(2)	500,000

Warrants to purchase Common Stock	(3)	14,605,571

Qualified Stock Plan Options

Management, Board of Directors, and Scientific Advisory Board		3,872,826
Employees and others		1,039,778
		4,912,604
___________
(1)
Excludes (i) approximately 6.77 million shares of common stock issuable to Platinum upon conversion of $3.273 million face value of Senior Secured Convertible Promissory Notes plus accrued interest concurrently with the Closing, and (ii) 15.0 million shares issuable to Platinum upon the exchange of 500,000 shares of Series A preferred stock into common stock, which exchange shall occur at Platinum’s discretion.

(2)
Exchangeable into 15.0 million shares of common stock and a five-year warrant to purchase 7.5 million shares of common stock at an exercise price of $1.50 per share, which exchange shall occur at Platinum’s discretion.

(3)
Excludes 7.5 million shares exercisable at a price of $1.50 per share issuable to Platinum upon the exchange of 500,000 shares of Series A Preferred stock into common stock and warrants as described in Note (2).  The issuance of the Shares under this Agreement at $0.50 per share will cause the exercise price.

The following sets forth, on a pro forma basis, assuming, among other things, Purchaser’s purchase of 72 million shares of Common Stock pursuant to this Agreement, the fully-diluted capitalization of the Company:

	Common Stock			Options	Warrants		Series A Preferred		Fully-Diluted
Stockholder	Shares		CS %							FD%

Management, Board of Directors and Scientific Advisory Board	1,737,932		1.75%	3,872,826	3,312,068		-		8,922,826	6.30%

Institutions:
Purchaser	72,000,000		72.34%	-	-		-		72,000,000	50.86%
Other Institutions	15,652,431	(1)	15.73%	-	15,727,980	(3)	15,000,000	(2)	31,380,411	22.17%
Total Institutions	87,652,431		88.06%	-	15,727,980		15,000,000		118,380,411	83.63%

Individual Investors and Employees	10,145,275		10.19%	1,039,778	3,065,523		-		14,250,576	10.07%

Total Common Stock	99,535,638		100.00%	4,912,604	22,105,571		15,000,000		141,553,813	100.00%

(1)
Includes (i) approximately 6.77 million shares of common stock issuable to Platinum upon conversion of $3.273 million face value of Senior Secured Convertible Promissory Notes plus accrued interest concurrently with Closing.

(2)
500,000 shares of Series A Preferred Stock exchangeable into 15.0 million shares of common stock and a five-year warrant to purchase 7.5 million shares of common stock at an exercise price of $1,50 per share, which shall occur at Platinum's discretion.

(3)
Includes 7.5 million shares exercisable at a price of $1.50 per share issuable to Platinum upon the exchange of 500,000 shares of Series A Preferred stock into common stock and warrants as described in Note (2).  The issuance of the Shares to Purchaser under this Agreement at $0.50 per share will cause the exercise price of outstanding warrants to purchase 3,272,577 shares of common stock and warrants to purchase 7,500,000 shares of common stock issuable to Platinum pursuant to the Platinum Agreement to be reduced from $1.50 per share to $0.50 per share.

Schedule 3.1(i)- Material Changes; Undisclosed Events, Liabilities or Developments

None.

Schedule 3.1(n)– Title to Assets; Schedule 3.1(o)– Intellectual Property

Pursuant to the Platinum Agreement, the Company and Platinum entered in an amended and restated Security Agreement (the “Platinum Security Agreement”) wherein the Company’s payment of the Platinum Notes is secured by (i) a continuing security interest in all assets of the Company, (ii) a continuing security interest and filing of assignments of the Company’s interest in all intellectual property owned by VistaGen California with the United State Patent and Trademark Office, and (iii) by VistaGen California’s equity interest in Artemis. In addition, VistaGen California and Artemis entered into a Negative Covenant Agreement pursuant to which VistaGen California and Artemis agreed to refrain from incurring liens or certain indebtedness without the consent of Platinum. Pursuant to its Note Conversion Agreement with the Company, upon Purchaser’s satisfaction of its purchase obligations under this Agreement, Platinum will (i) convert all of the Platinum Notes into Common Stock of the Company, (ii) release its security interest in all assets of the Company, and (iii) terminate the Platinum Security Agreement.

EXHIBIT A

April __, 2013
Autilion AG
Bahnhofplatz 10
8853 Lachen
Switzerland

Re:           Investment by Autilion AG in VistaGen Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the sale of _____ million shares of the Company’s common stock, par value $0.001 per share (the “Shares”) to Autilion AG, a corporation organized and existing under the laws of Switzerland (“Autilion”), pursuant to the Securities Purchase Agreement dated April 8, 2013 (the “Agreement”).

As to matters of fact, we are relying upon the representations and warranties of all parties contained in Agreement and upon certificates and statements of government officials, all without independent verification.  In addition, we examined originals or copies of documents, corporate records (including, without limitation, the Company's Certificate of Incorporation and Bylaws) and other documents that we consider relevant for the purposes of this opinion.  In such examination, we assumed that the signatures on documents and instruments examined by us are authentic, that each is complete and what it purports to be, that all documents and instruments submitted to us as copies, facsimiles or digital submissions conform with the originals, and that the documents and instruments submitted to us have not been amended or modified since the date submitted.

In our examination of documents, we further assumed (i) that each person or entity entering into such documents (other than the Company in connection with the Agreement) had the power, legal competence and capacity to enter into and perform all of such party's obligations thereunder, (ii) the due authorization, execution and delivery by each party (other than the due authorization, execution and delivery of the Agreement by the Company), (iii) the enforceability and binding nature of the obligations of the parties to such documents (other than as to the enforceability against, and the binding nature upon, the Company of the Agreement), (iv) that there is no fact or circumstance relating to any party (other than the Company) that might prevent Autilion from enforcing any of the rights provided for in the Agreement, (v) performance on or before the date of execution of the Agreement (“Effective Date”) by all parties (other than the Company) of their obligations under the Agreement to be performed on or before the Effective Date, and (vi) no action has been taken or facts occurred which amend, revoke, terminate or render invalid any of the documents, records, consents or resolutions which we have reviewed since the date of the certificates we relied upon in rendering this opinion. We have also assumed that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, it is our opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

2. The Company has the requisite power and authority to enter into the Agreement and issue the Shares.

3. The execution, delivery and performance by the Company of the Agreement and the consummation by the Company of each of the transactions contemplated thereby has been duly and validly authorized by the Board of Directors of the Corporation, and no further consent or authorization of the Company or its directors is required.  The Agreement has been duly executed and delivered, and the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The Shares have been duly authorized and reserved for issuance, and, when delivered, will be validly issued, fully paid and non-assessable.

5. The execution, delivery and performance of and compliance with the terms of the Agreement and the issuance of the Shares do not and will not conflict with or violate any provision of the Company’s Certificate of Incorporation or Bylaws.

In rendering the opinion set forth in Paragraph 1 above as to the good standing of the Company, we have relied exclusively on certificates of public officials, dated _____ __, 2013, a copy of which is attached hereto as Exhibit A.

With regard to the opinion set forth in Paragraph 3 above, we note that whenever an opinion herein states that an agreement is a “valid and binding obligation” of the Company “enforceable against the Company in accordance with its terms,” such statement shall mean that, subject to the qualifications and limitations set forth herein, (i) an effective contract has been formed under California law, (ii) the entire agreement is not invalid by reason of a specific statutory prohibition or the public policy of the State of California, (iii) contractual defenses to the Agreement are not available and (iv) some remedy is available if a party to any of the Agreement does not materially comply with its terms.  This does not imply that any particular type of remedy is available.

Our opinion set forth in Paragraph 3 above is further qualified by, and subject to, and renders no opinion with respect to the following:

1.           The enforceability of provisions of the Agreement expressly or by implication waiving or relinquishing broadly or vaguely stated rights or unknown future rights or defenses, or waiving defenses to obligations or rights granted by law (whether substantive or procedural) or waiving rights to damages, or the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly permits the waiver of such rights;

2.           The enforceability of any provision of the Agreement purporting to (a) waive rights to trial by jury, service of process or objections to venue or jurisdiction in connection with any litigation arising out of or pertaining to the Agreement, (b) exclude conflict of law principles under Nevada or California law, (c) establish particular courts as the forum for the adjudication of any controversy relating to the Agreement, or (d) establish the laws of any particular state or jurisdiction for the adjudication of any controversy relating to the Agreement;

3.           The effect of judicial decisions, which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of any of the Agreement; and

4.           Any provision of any of the Agreement requiring written amendments or waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.  We note that a requirement that provisions of the Agreement may only be amended or waived in writing may not be binding or enforceable if an oral agreement has been created modifying such provision or an implied agreement by trade practice or course of conduct has given rise to an amendment or waiver.

In addition to the foregoing, the opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions:

A.           We express no opinion as to compliance with applicable provisions in any state or Federal statutes, rules or regulations concerning the issuance or sale of securities, including the Shares.

B.           We express no opinion as to matters governed by any laws other than the State of California, the Nevada Corporation Code and the Federal law of the United States of America.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.  We express no opinion as to whether the laws of any particular jurisdiction apply nor that the laws of any jurisdiction other than those identified above are applicable to the Agreement or the transactions contemplated thereby.

C.           Our opinion is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California to the interpretation and enforcement of the Agreement.

This opinion is rendered as of the date first above written solely for your benefit in connection with the Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.  We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Daniel W. Rumsey
Managing Partner

EXHIBIT C

SILICON VALLEY BANK
WIRE TRANSFER INSTRUCTIONS

The following information is provided to assist clients in routing wire transfers TO Silicon Valley Bank in the most expeditious manner.

For all incoming foreign currency wires, please contact our International Department at (408)654-7774 for settlement instructions.

DOMESTIC WIRE TRANSFER:

Instruct the paying financial institution or the payor to route all domestic wire transfers via

FEDWIRE to the following ABA number:
TO: SIL VLY BK SJ
ROUTING & TRANSIT #: 121140399
FOR CREDIT OF: VistaGen Therapeutics Inc.
CREDIT ACCOUNT #: 3300101426
BY ORDER OF: [NAME OF SENDER]
INTERNATIONAL WIRE TRANSFER:

Instruct the paying financial institution to advise their U.S. correspondent to pay as follows:

PAY TO: FC - SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054, USA
ROUTING & TRANSIT #: \\FW:121140399
SWIFT CODE SVBKUS6S
FOR CREDIT OF: VistaGen Therapeutics Inc.
FINAL CREDIT ACCOUNT #: 3300101426
BY ORDER OF: [NAME OF SENDER]
IMPORTANT!!!!

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